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                                                                       EXHIBIT 5

                           [GRIPPO & ELDEN LETTERHEAD]



                               September 23, 1994

Snap-on Incorporated
2801 80th Street
Kenosha, WI  53141-1410

          Re:  Snap-on Incorporated
               Registration Statement on Form S-3
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Gentlemen:

          As counsel to Snap-on Incorporated, a Delaware corporation (the "Company"), we are familiar with the corporate proceedings of the Company relating to, and have participated in the preparation and the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") in connection with, the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 aggregate public offering price of (i) its unsecured debt securities consisting of notes, debentures and/or other unsecured evidences of indebtedness (the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"), (iv) warrants to purchase Preferred Stock (the "Preferred Warrants") and (v) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell such foreign currency or currency units as shall be designated by the Company at the time of the offering ("Currency Warrants"). The Debt Securities, Debt Warrants, Preferred Stock, Preferred Warrants, and Currency Warrants are collectively referred to herein as the "Securities." The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and Firstar Trust Company, as Trustee. The Debt Warrants, Preferred Warrants and Currency Warrants (collectively, the "Warrants") will be issued under warrant agreements ("Warrant Agreements") between the Company and a bank or trust company, as warrant agent.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          We advise you that in our opinion:

          A. The Company is a corporation duly organized and validly existing under and by virtue of the laws of the State of Delaware, and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.


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          B.   The Indenture has been duly authorized by the Company and, assuming due authorization by the Trustee and the execution and delivery of the Indenture by the Company and the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          C. When the Registration Statement on Form S-3 relating to the Securities has become effective:

               1. The Debt Securities will be duly authorized, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to all of the benefits of the Indenture, when (a) the Indenture has been executed and delivered, and (b) the Debt Securities have been issued, sold and delivered in conformity with the provisions of the Indenture and in the manner and for the consideration stated in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto.

               2. The Preferred Stock will be duly authorized and validly issued, fully paid and non-assessable when (a) the terms of any particular series of Preferred Stock have been duly approved and established in accordance with the resolutions of the board of directors of the Company, (b) the Certificate of Designation setting forth the terms of the series of Preferred Stock has been filed with and accepted for recording by the State of Delaware and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto.

               3. The Warrants will be duly authorized, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the applicable Warrant Agreement has been executed and delivered and (b) the Warrants have been issued, sold and delivered in conformity with the provisions of such Warrant Agreement and in the manner and for the consideration stated in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto.


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          The opinions set forth above are subject to the qualifications that
(a) enforcement of the Company's obligations under the Indenture and the Debt Securities, and the Warrant Agreements and the Warrants, may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws (including, without limitation, all laws relating to fraudulent transfers) now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          We express no opinion as to matters of law in jurisdictions other than the State of Illinois, the federal law of the United States, and the corporate law of the State of Delaware.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the use of our name as counsel for the Company in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, however, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations thereunder, with respect to any part of the Registration Statement.


                                   Very truly yours,



                                   Grippo & Elden

TWG/llr